Exhibit 10.15

*** Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO STRATEGIC COLLABORATION AGREEMENT

This AMENDMENT TO THE STRATEGIC COLLABORATION AGREEMENT (“Amendment”) is effective this 24th day of February 2021 (the “Amendment Effective Date”) by and between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER, with a place of business located at 1515 Holcombe Blvd., Houston, TX 77030, USA (“MD Anderson”), a member institution of The University of Texas System (“System”) and 4D PHARMA PLC, with a place of business located at 9 Bond Court Leeds LS1 2JZ, United Kingdom (“Company”). MD Anderson and Company are sometimes collectively referred to herein as the “Parties” and separately as a “Party.”

WHEREAS, pursuant to that certain Strategic Collaboration Agreement made as of November 10, 2017 by and between MD Anderson and Company (the “Agreement”), the Parties established a strategic collaboration whereby Company provides funding and in-kind support for one or more clinical studies in Solid Tumours and Radiation Oncology to be conducted by MD Anderson.

WHEREAS, the Parties now desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.

ARTICLE II

AMENDMENTS TO AGREEMENT

2.1 Section 1.2. The following sentence is hereby added to the Section 1.2 of the Agreement to the end thereof:

“For clarity, the Parties agree that the Studies may include services to be performed by MD Anderson pursuant to a Study Order requesting analysis of certain materials gathered from study sites participating in clinical studies related to those conducted by MD Anderson herein (such clinical studies, the “Other Trial Site Studies”).”

***Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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2.2 Section 1.4. The schedule in Section 1.4 is hereby deleted in its entirety and replaced with the following schedule:

Milestone	Amount Due
Upfront payment due upon execution of Agreement (20%)	[***] – Paid
January 10, 2019	[***] – Paid
July 10, 2021	$[***]
January 10, 2022	$[***]
January 10, 2023	$[***]
January 10, 2024	$[***]

2.3 Section 3.3. The first sentence of Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“From time to time during the term, either Party (the “Transferring Party”) may supply the other Party (the “Receiving Party”) with proprietary materials of the Transferring Party (other than Study Drug but specifically including any materials Company provides to MD Anderson from other study sites participating in Other Trial Site Studies) (“Proprietary Materials”) for use in the Study as may be further listed in the Study Order.”

2.4 Section 8.1. The first sentence of Section 8.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The term of this Agreement shall be eight (8) years following the Effective Date or until the Studies are completed, whichever is later, unless terminated earlier in accordance with the provisions hereof.

2.5 Section 12.1. The first two sentences of Section 12.1 of the Agreement are hereby deleted in its entirety and replaced with the following:

“MD Anderson and/or Principal Investigator shall have the right to publish or publicly disclose, either in writing or orally, the Data and results of the Study, provided that MD Anderson or Principal Investigator, as applicable, shall provide Company with a copy of any such proposed publication or disclosure at least [***] prior to submission for publication or proposed disclosure. Within such [***] period, Company shall review such proposed publication or disclosure for any Confidential Information of Company provided hereunder or potentially patentable subject matter.”

***Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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2.6 Section 12.4. Section 12.4 is hereby added to the Agreement and will state the following:

“MD Anderson and Principal Investigator acknowledge that a Study may be a multi-centre study. Notwithstanding anything to the contrary herein, in the event that a Study is a multi-centre study, any publication based on the results or data obtained at MD Anderson shall not be made before the first multi-centre publication and shall be subject to this Section 12. If a publication concerns the analyses of sub-sets of Data from such Study, the publication must make reference to the relevant multi-centre publication. After the multi-centre publication or [***] after data base lock following completion, termination, or abandonment of the relevant study at all sites, whichever occurs first, MD Anderson may itself publish the Data.”

ARTICLE III

GENERAL

3.1 No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. No waiver, alteration or modification of any of the provisions of this Amendment shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized. The waiver by either Party of a breach or a default of any provision of this Amendment by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

3.2 Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment, once executed by a Party may be delivered via electronic means of transmission and shall have the same force and effect as if it were executed and delivered by the Parties in the presence of one another. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, United States without regard to its conflicts of laws principles.

[signature page to follow]

***Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date by their duly authorized representatives.

THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER

By:

Name:

Title:

Date:

4D PHARMA PLC

By:

Name:

Title:

Date: